Ex-99.3 a)

Wells Fargo Bank Minnesota, N.A.
11000 Broken Land Parkway
Columbia, MD 21044-3562
Attention: Master Servicing

RE: Officer's Certificate

Dear Master Servicer:

The undersigned Officer certifies the following for the 2000 fiscal year:

(A) I have reviewed the activities and performance of the Servicer during the preceding fiscal year under the terms of the Servicing Agreement, Trust Agreement, Pooling and Servicing Agreement and/or Seller/Servicer Guide and to the best of these Officers' knowledge, the Servicer has fulfilled all of its duties, responsibilities or obligations under these Agreements throughout such year, or if there has been a default or failure of the servicer to perform any of such duties, responsibilities or obligations, a description of each default or failure and the nature and status thereof has been reported to Wells Fargo Bank Minnesota, N.A.;

(B) I have confirmed that the Servicer is currently an approved FNMA or FHLMC servicer in good standing;

(C) I have confirmed that the Fidelity Bond, the Errors and Omissions Insurance Policy and any other bonds required under the terms of the Servicing Agreement, Trust Agreement, Pooling and Servicing Agreement and/or Seller/Servicer Guide are in full force and effect;

(D) All premiums for cash Hazard Insurance Policy, Flood Insurance Policy (if applicable) and Primary Mortgage Insurance Policy (if applicable), with respect to each Mortgaged Property, have been paid and that all such insurance policies are in full force and effect;

(E) All real estate taxes, governmental assessments and any other expenses accrued and due, that if not paid could result in a lien or encumbrance on any Mortgaged Property, have been paid, or if any such costs or expenses have not been paid with respect to any Mortgaged Property, the reason for the non-payment has been reported to Wells Fargo Bank Minnesota, N.A.;

(F)      All Custodial Accounts have been reconciled and are properly funded;
         and

(G) All annual reports of Foreclosure and Abandonment of Mortgage Property required per section 6050H, 6050J and 6050P of the Internal Revenue Code, respectively, have been prepared and filed.

Certified By:

/s/ Michael C. Koster
----------------------------------
Michael C. Koster

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EXEC. VICE PRESIDENT
----------------------------------
Title

3/14/01
----------------------------------
Date

Ex-99.3 b)

May 11, 2001



Wells Fargo
11000 Broken Land Parkway
Columbia, MD 21044


RE: Officer's Certificate

Annual Certification Dear Master Servicer:

(a) The undersigned officer certifies the following for Cendant Mortgage Corp. for the 2000 calendar year. To the best of our knowledge:

(b) The activities and performances of the Servicer during the preceding fiscal year under the terms of the Servicing Agreement, Trust Agreement, Pooling and Servicing Agreement and/or Servicer Guide and to the best of my knowledge, the Servicer has fulfilled all of its duties, responsibilities or obligations under these Agreements throughout such year, or if there has been a default or failure of the Servicer to perform any such duties, responsibilities or obligations, a description of each default or failure and the nature and status thereof has been reported to Bank of NY:

(c) The Servicer is currently an approved FNMA or FHLMC Servicer in good standing;

(d) The Fidelity Bond, the Errors and Omissions Insurance Policy and any other bonds required under the terms of the Servicing Agreement, Trust Agreement, Pooling and Servicing Agreement and/or Servicer Guide are in full force and effect;

(e) All premiums for each Hazard Insurance Policy, Flood Insurance Policy (if applicable) and Primary Mortgage Insurance Policy (if applicable), with respect to each Mortgaged Property, have been paid and that such insurance policies are in full force and effect;

(f) All real estate taxes, governmental assessments and any other expenses accrued and due, that if not paid could result in a lien or encumbrance on any Mortgaged Property, have been paid, or if any such costs or expenses have been paid with respect to any Mortgaged Property, the reason for the non-payment has been reported to Bank of NY;

(g) All Custodial Accounts have been reconciled and are properly funded; and

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

(h) All annual reports of Foreclosure and Abandonment of Mortgaged Property required per section 6050J and 6050P of the Internal Revenue Code, respectively, have been prepared and filed.

Certified by:

/s/ Marc J. Hinkle
----------------------------------
Officer - Marc J. Hinkle


VICE PRESIDENT - LOAN SERVICING
----------------------------------
Title

5/11/2001
Date


Ex-99.3 c)

Chase Manhattan Mortgage Corporation
3415 Vision Drive
Columbus, OH 43219
1-800-848-9136 Customer Service
1-800-582-0542 TDD / Text Telephone

Mr. Andy Rosenfeld JP Morgan/Church
c/o Norwest Bank of Minnesota/Master Servicing Division
11000 Broken Land Parkway
Columbia, MD 21044


RE: Annual Certification

Dear Mr. Rosenfeld:

Pursuant to the servicing agreement, the undersigned Officer certifies to the following:

a) All hazard or mortgage impairment, (if applicable) flood or other casualty insurance and primary mortgage guaranty insurance premiums, taxes, ground rents, assessments and other changes have been paid by/in connection with the Mortgaged Properties;

b) All property inspections have been completed;

c) Compliance relative to Adjustable Rate Mortgages have been met;

d) Compliance with IRS Foreclosure reporting regulations enacted as IRS Section



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

   6060J by the Deficit Reduction Act, regarding Acquired and/or Abandonment property have been completed;

e) All loans CMMC services in state that have statutes requiring payment of interest on escrow/impound accounts have been completed;

f) That such officer has confirmed that the Fidelity Bond, the Errors and Omissions Insurance Policy, and any other bonds required under the terms of the Servicing Agreement are in full force and effect.

g) Enclosed is a copy of our most recent independent audit statement.


CERTIFIED BY:                     DATE: March 31,2000

/s/ Lucy P. Gambino
----------------------------------
Lucy P. Gambino
Vice President
Chase Manhattan Mortgage Corporation
3415 Vision Drive
Columbus, OH 43219

Ex-99.3 d)

Citicorp Mortgage, Inc.
a subsidiary of
Citicorp

Mail Station 313
P.O. Box 790013
St. Louis, Missouri
63179-0013

March 31, 2000
Investor #6121 and 6123

Attn: Christine A Tincher
Norwest Bank
11000 Broken Land Parkway
Columbia, MD 21044-3562


OFFICER'S CERTIFICATE

RE: Annual Statement as to Compliance:
    Pursuant to SASCOR Servicing Guide

Dear Ms. Tincher:

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

The activities of Citicorp Mortgage, Inc., performed under the above referenced Servicing Guide during the preceding calendar year, have been conducted under my supervision. Based upon a review of those activities and to the best of my knowledge, Citicorp Mortgage, Inc. has fulfilled all of its obligations under this Servicing Guide.

Citicorp Mortgage, Inc.

By: /s/ Patsy M. Barker, Vice President

By: /s/ Timothy Klingert, Investor Reporting Manager


Ex-99.3 e)

May 15, 2000

NORWEST BANK
11000 Broken Land Parkway
Columbia, MD 21044-3562
Attn: Joe Scheffer


OFFICER'S CERTIFICATE

I, Joseph Candelario, hereby certify that I am the First Vice President, Loan Administration of Countrywide Home Loans, Inc., fka Countrywide Funding Corporation. I further certify, with respect to the Servicing Agreements for Countrywide Mortgage Obligations, Inc., the following:

I have reviewed the activities and performance of the Servicer during the fiscal year ended February 29, 2000 under the Agreements and, to the best of my knowledge, based on my review, the Servicer has fulfilled all of its duties, responsibilities or obligations under the Agreements throughout the fiscal year.


/s/ Joseph Candelario
-------------------------------
Joseph Candelario
First Vice President
Compliance Officer
Loan Administration

5/17/00
Date

Ex-99.3 f)

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

RE:      Officer's Certificate

Dear Master Servicer:

The undersigned Officer certifies the following for the fiscal year ending 11/30/00:

(A) I have reviewed the activities and performance of the Servicer during the preceding fiscal year under the terms of the Servicing Agreement, Trust Agreement, Pooling and Servicing Agreement and/or Seller/Servicer Guide and to the best of these Officer's knowledge, the Servicer has fulfilled all of its duties, responsibilities or obligations under these Agreements throughout such year, or if there has been a default or failure of the servicer to perform any of such duties, responsibilities or obligations, a description of each default or failure and the nature and status thereof has been reported to Norwest Bank Minnesota, N.A.;

(B) I have confirmed that the Servicer is currently an approved FNMA or FHLMC servicer in good standing;

(C) I have confirmed that the Fidelity Bond, the Errors and Omissions Insurance Policy and any other bonds required under the terms of the Servicing Agreement, Trust Agreement, Pooling and Servicing Agreement and/or Seller/Servicer Guide are in full force and effect;

(D) All premiums for each Hazard Insurance Policy, Flood Insurance Policy (if applicable) and Primary Mortgage Insurance Policy (it applicable), with respect to each Mortgaged Property, have been paid and that all such insurance policies are in full force and effect;

(E) All real estate taxes, governmental assessments and any other expenses accrued and due, that is not paid could result in a lien or encumbrance on any Mortgaged Property, have been paid, or if any such costs or expenses have not been paid with respect to any mortgaged property, the reason for the non-payment has been reported to Norwest Bank Minnesota, N.A.;

(F)      All Custodial Accounts have been reconciled and are properly funded;
         and

(G) All annual reports of Foreclosure and Abandonment of Mortgage Property required per section 6050J and 6050P of the Internal Revenue Code, respectively, have been prepared and filed.

Certified By:

/s/ Sue Stepanek
------------------------------
Officer (Sue Stepanek)

OFFICER
------------------------------
Title

2/27/01
------------------------------
Date

Ex-99.3 g)

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

                        OFFICER'S CERTIFICATE



Reference is hereby made to that certain Pooling and Servicing Agreement dated as of May 1, 2000 by and among First Union Commercial Mortgage Securities, Inc. as Depositor, First Union National Bank as Master Servicer, ORIX Real Estate Capital Markets, LLC as Special Servicer, and Wells Fargo Bank Minnesota, National Association as Trustee, with respect to Commercial Mortgage Pass-Through Certificates, Series 2000-Cl (the "Agreement"). Capitalized terms used herein not otherwise defined shall have the meanings assigned in the Agreement.

Pursuant to Section 3.13 of this Agreement, Timothy S. Ryan and William J. Vahey, Vice Presidents of the Master Servicer, do hereby certify that:

1. A review of the activities of the Master Servicer during the period from May 11, 2000 through December 31, 2000 and of performance under the Agreement during such period has been made under our supervision; and

2. To the best of our knowledge, based on such review, the Master Servicer has fulfilled all its obligations under the Agreement in all material respects throughout the period May 11, 2000 through December 31, 2000; and

3. The Master Servicer has received no notice regarding qualification, or challenging the status, of REMIC 1, REMIC 11 REMIC 111 or REMIC IV as a REMIC under the REMIC Provisions or of the Grantor Trust as a "Grantor Trust" for income tax purposes under the Grantor Trust Provisions from the Internal Revenue Service or any other governmental agency or body.

IN WITNESS WHEREOF, the undersigned have executed this Certificate as of the 12th day of March, 2001.


/s/ Timothy S. Ryan                         /s/ William J. Vahey
-------------------------------             --------------------------------
Timothy S. Ryan, Vice President             William J. Vahey, Vice President
First Union National Bank                   First Union National Bank

Ex-99.3 h)

                 Officers Statement of Compliance
                         Year Ending 2000

Please find below our annual Officers Statement of Compliance for the year ending 2000 with respect to the mortgage loans serviced by GMAC Mortgage Corporation ("GMACM") for your institution.

1. A review of the activities of the Seller/Servicer during the preceding calendar year and of performance according to the Seller/Servicer contract has been made with the undersigned Officer's supervision, and

2. To the best of the undersigned Officer's knowledge, based on such review, the Seller/Servicer has fulfilled all its obligations under the Guides for such year, or if there has been a default in the fulfillment of any such obligation, such default is listed below, and

3. If applicable, GMACM has filed the information returns with respect to the receipt of mortgage interest pursuant to Sections 6050H, 6050J and 6050P of the Code, received in a trade or business, reports of foreclosures and abandonment's of any Mortgaged Property and the information returns relating to cancellation of indebtedness income with respect to any Mortgaged Property.


Known Default           Status              Steps Being Taken To Cure Default

(None)


/s/ Michael Kacergis
--------------------------------------
Servicer:  GMAC Mortgage Corporation
Name:      Michael Kacergis
Title:     Assistant Vice President

Ex-99.3 i)

(1) See Item 15.


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